Exhibit 5.1

February 16, 2024

The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308

Ladies and Gentlemen:

We have acted as counsel to The Southern Company, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), of 11,582,905 shares (the “Shares”) of the Company’s common stock, par value $5 per share (the “Common Stock”), for issuance pursuant to the Southern Investment Plan (the “Plan”). This opinion is being provided at your request for inclusion in the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, each as certified to us by an officer of the Company. We also have reviewed minutes of proceedings of the Board of Directors of the Company relating to the issuance and sale of the Shares and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

Based upon the foregoing examination, we are of the opinion that, subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or “Blue Sky” laws of any jurisdiction as may be applicable, when the Shares have been issued against the payment of consideration therefor in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States of America.

February 16, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP